Exhibit 99.1

INVESTOR RELATIONS CONTACT:
Patrick Spangler, CFO
ev3 Inc. 9600
54th Avenue North
Plymouth, Minnesota 55442-2111
(763) 398-7000
pspangler@ev3.net

MEDIA CONTACT:
Laura Nobles
Nobles Communications
310 795-0497
310 338-8595 (fax)
laura@noblescommunications.com

For Immediate Release

ev3’s Onyx HD 500 Receives HDE Approval from FDA for Treatment of Cerebral Aneurysms

PLYMOUTH, Minn., (April 16, 2007) – ev3 Inc. (NASDAQ: EVVV) announced today it has received Humanitarian Device Exemption (HDE) approval from the U.S. Food and Drug Administration (FDA) for its Onyx HD 500 Liquid Embolic System for the treatment of intracranial aneurysms.  This approval allows ev3 to commercialize its Onyx Liquid Embolic System to a population of patients with wide-necked cerebral aneurysms. The approval is limited to saccular, sidewall aneurysms with a dome to neck ratio less than 2 mm that are not amenable to treatment with surgical clipping.  ev3’s Onyx 18 and 24 Liquid Embolic System received FDA approval in July of 2005 for the treatment of cerebral arteriovenous malformations.

Jim Corbett, CEO of ev3, commented “We are delighted with the HDE approval of Onyx HD 500 as it provides physicians a new clinical tool to treat patients with wide-neck cerebral aneurysms who have very few therapeutic options.  This approval further documents the unique therapeutic profile of our Onyx technology platform.”

Cerebral aneurysms are vascular abnormalities in the brain that are characterized by a bulge in the wall of a blood vessel.  These defects can cause severe neurologic symptoms, including death in the case of a rupture. A U.S. Investigational Device Exemption study and two European clinical studies closely examined the treatment of nearly 200 aneurysms, demonstrating that patients with wide-necked aneurysms were effectively treated with the Onyx HD 500 Liquid Embolic System.  Wide-necked aneurysms occur in approximately 20% of the 17,000 patients that are treated each year in the United States with embolic coils.

Onyx HD 500 will be marketed in the United States by the ev3 Neurovascular sales force.  As the first liquid embolic to be approved for the treatment of cerebral aneurysms, the release of Onyx HD 500 will be preceded by a lengthy period of education and training for a small group of leading neurovascular specialists.  Once trained, this group of proctors will help insure that the use of Onyx HD 500 is carefully controlled as is required for all HDE approved devices.

ev3 Inc.

April 16, 2007

About ev3 Inc.

ev3 is a global medical device company focused on catheter-based technologies for the endovascular treatment of vascular diseases and disorders. For more information, please visit www.ev3.net.

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties relate, but are not limited to, in no particular order:  product demand and market acceptance, the impact of competitive products and pricing, and success of clinical testing.  More detailed information on these and additional factors which could affect ev3 Inc’s operating and financial results are described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. ev3 Inc urges all interested parties to read this report to gain a better understanding of the many business and other risks that the company faces.  Additionally, ev3 Inc. undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

ev3 and the ev3 logo are trademarks of ev3 Inc., registered in the U.S. and other countries.  All trademarks and tradenames referred to in this press release are the property of their respective owners.